As filed with the Securities and Exchange Commission on May 4, 2011
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
Shutterfly, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3330068
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2800 Bridge Parkway
Redwood City, California 94065
(Address of Principal Executive Offices)(ZIP Code)

Tiny Prints, Inc. 2008 Equity Incentive Plan
(Full Title of Plan)
_______________________________
Jeffrey T. Housenbold
President and Chief Executive Officer
c/o Shutterfly, Inc.
2800 Bridge Parkway
Redwood City, California 94065
 (650) 610-5200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______________

Copies to:

Robert S. Townsend, Esq. Brandon C. Parris, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 (415) 268-7000	Charlotte Falla, Esq. Vice President, Legal and General Counsel c/o Shutterfly, Inc. 2800 Bridge Parkway Redwood City, CA 94065 (650) 610-5200
_______________

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value (Tiny Prints, Inc. 2008 Equity Incentive Plan)	1,409,701	$5.35	$7,541,900	$876

(1)	The securities to be registered include options and rights to acquire such Common Stock.

(2)
This Registration Statement covers 1,409,701 shares of the Registrant’s common stock, par value $0.0001 per share, that may be issued pursuant to options and awards granted under the Tiny Prints, Inc. 2008 Equity Incentive Plan (the “Plan”).  In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(3)
Calculated solely for purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act.  The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of the weighted average exercise price per share of $5.35 for 1,409,701 shares of the Registrant’s common stock subject to previously granted options and awards under the Plan.

EXPLANATORY NOTE

On March 21, 2011, Shutterfly, Inc. (the “Company” or the “Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Horsley Acquisition Sub I, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Horsley Acquisition Sub II, LLC, a wholly owned subsidiary of the Company (“Sister Sub”), Tiny Prints, Inc. (“Tiny Prints”) and a stockholder representative.  Pursuant to the Merger Agreement, Merger Sub merged with and into Tiny Prints (the “Initial Merger”), with Tiny Prints as the transitory surviving corporation, immediately after which Tiny Prints merged with and into Sister Sub (the “Subsequent Merger”), with Sister Sub as the surviving company.  The Initial Merger, together with the Subsequent Merger, is collectively referred to herein as the “Merger”.  The Merger was completed on April 25, 2011.  This Registration Statement on Form S-8 is filed by the Company, relating to 1,409,701 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees of the Company pursuant to options and awards assumed by the Company granted under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are herein incorporated by reference:

1.           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”);

2.           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

3.           The description of the Company’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on September 19, 2006.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

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Item 4.              Description of Securities.

Not applicable.

Item 5.              Interests of Named Experts and Counsel.

Not applicable.

Item 6.              Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages resulting from breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases, or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

•
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and

•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought.

The indemnification provision in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

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See also the undertakings set out in response to Item 9 hereof.

Reference is made to the following documents filed as exhibits (under the exhibit number set forth below) to the Registrant’s Registration Statement on Form S-1 (File No. 333-135426) (the “Form S-1”) regarding relevant indemnification provisions described above and elsewhere in the Form S-1:

Exhibit Document	Number
Form of Underwriting Agreement	1.01

Restated Certificate of Incorporation of the Registrant	3.03

Restated Bylaws of the Registrant	3.05

Fifth Amended and Restated Investors’ Rights Agreement dated November 11, 2005	4.02

Form of Indemnity Agreement	10.01

Item 7.              Exemption From Registration Claimed.

Not applicable.

Item 8.              Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

Item 9.              Undertakings.

  A.             The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Shutterfly, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 5, 2011.

SHUTTERFLY, INC.

By:	/s/Jeffrey T. Housenbold
Jeffrey T. Housenbold
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey T. Housenbold and Mark J. Rubash, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/Jeffrey T. Housenbold	President, Chief Executive Officer	May 5, 2011
Jeffrey T. Housenbold	and Director (Principal Executive Officer)

/s/Mark J. Rubash	Chief Financial Officer	May 5, 2011
Mark J. Rubash	(Principal Financial and Accounting Officer)

/s/ Philip A. Marineau	Chairman of the Board of Directors	May 5, 2011
Philip A. Marineau	and Director

/s/ Eric J. Keller	Director	May 5, 2011
Eric J. Keller

/s/ Stephen J. Killeen	Director	May 5, 2011
Stephen J. Killeen

/s/ Nancy J. Schoendorf	Director	May 5, 2011
Nancy J. Schoendorf

/s/ Brian T. Swette	Director	May 5, 2011
Brian T. Swette

/s/ James N. White	Director	May 5, 2011
James N. White

INDEX TO EXHIBITS

Exhibit
Number	Document

4.1	Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.03 of Form S-1)

4.2	Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.05 of Form S-1)

4.3	Form of Registrant’s common stock certificate (Incorporated herein by reference to Exhibit 4.01 of Form S-1)

4.4	Fifth Amended and Restated Investors’ Rights Agreement, dated November 11, 2005 (Incorporated herein by reference to Exhibit 4.02 of Form S-1)

5.1	Opinion of Counsel

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Auditors

24.1	Power of Attorney (see Signature Page)

99.1	Tiny Prints, Inc. 2008 Equity Incentive Plan